UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

980 North Federal Highway, Suite 110, Boca Raton, FL 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

1200 Prospect Street, Suite 525, La Jolla, CA 92037

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment is being filed to amend and restate the Current Report on Form 8-K filed on June 24, 2021 in order to correct a date reference in the 8-K such that the reference in the 8-K to January 22, 2021 should be a reference to June 22, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 3, 2021, on June 1, 2021, the stockholders of INmune Bio, Inc. (the “Company”) approved the Company’s 2021 Stock Incentive Plan (the “2021 Plan”), pursuant to which 2,000,000 shares of the Company’s common stock will be made available for issuance under the 2021 Plan.

On June 22, 2021, the Compensation Committee of the Board of Directors of the Company approved the issuance an option for each of the non-employee directors to purchase an aggregate of 95,125 shares of the Company’s common stock. Each non-employee director (“Optionee”) was granted an option to purchase 19,025 shares of the Company’s common stock. The options shall vest quarterly over three years and have an exercise price of $17.49 per share. The Options were granted from the 2021 Plan. The Company will execute a stock option agreement with each Optionee.

On June 22, 2021, the Compensation Committee of the Board of Directors of the Company approved the issuance of an option to Raymond J. Tesi, the Company’s Chief Executive Officer, to purchase 70,663 shares of the Company’s common stock and the issuance of an option to David Moss, the Company’s Chief Financial Officer, to purchase 70,663 shares of the common stock. The options granted to Dr. Tesi and Mr. Moss have at an exercise price of $17.49 per share and, subject to the terms of the 2021 Plan and the governing option award agreement, twenty-five percent of the option granted Dr. Tesi and Mr. Moss will vest 12 months from the Grant Date and thereafter the remaining unvested option will become vested and exercisable pro rata on a monthly basis over three (3) years (1/36 per month) until the Officer is 100% vested which shall occur on the four-year anniversary of the Grant Date. The options were granted from the 2021 Plan. The Company will execute a stock option agreement with Dr. Tesi and Mr. Moss.

The option grants referenced above are qualified by reference to the form of option agreement which is being filed as exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibits are being filed herewith.

Exhibit No	Description

10.1	Form of Option Agreement between the Company and Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 24, 2021)

10.2	Form of Option Agreement for Employees of the Company (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the SEC on June 24, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: July 1, 2021	By:	/s/ David Moss
David Moss
Chief Financial Officer

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